The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where their offer or sale is not permitted.
Filed pursuant to Rule 424(b)(5)
Registration No. 333-226611
Subject to Completion
Preliminary Prospectus dated December 8, 2020
PRELIMINARY PROSPECTUS SUPPLEMENT
(To the Prospectus dated August 6, 2018)

(incorporated in England and Wales)

Ordinary Shares
We are offering     ordinary shares of Atlantica Sustainable Infrastructure plc (the “Company”, “Atlantica,” “we” or “us”), nominal value $0.10 per share.
We have granted the underwriters an option, exercisable by no later than December 28, 2020, to purchase up to     additional ordinary shares from us, at the public offering price, less the underwriting discount.
Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “AY.” On December 7, 2020, the last reported sale price of our ordinary shares was $35.26 per share.
In addition, our significant shareholder, Algonquin Power & Utilities Corp. (“Algonquin”) has expressed an interest in purchasing ordinary shares in a private placement at the public offering price in an amount equal to a pro rata share based on its current ownership interest in us such that it would maintain its current ownership interest in us following this offering. If the underwriters exercise the over-allotment option in whole or in part, the number of ordinary shares to be purchased by Algonquin will be increased by such number as will allow Algonquin to maintain the same pro rata ownership in us. The ordinary shares expected to be purchased by Algonquin are not covered by this prospectus supplement. The private placement is subject to a number of closing conditions, including completion of the sale of the ordinary shares offered herein.
We intend to use the net proceeds we receive from this offering to finance growth opportunities and for general corporate purposes. See “Use of Proceeds.”
Investing in our ordinary shares involves certain risks. You should carefully consider the risks identified in “Risk Factors” beginning on page S-8 of this prospectus supplement and the accompanying prospectus, in our most recent Annual Report on Form 20-F and in our 2020 Q3 Report on Form 6-K before making your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Ordinary Share	Total
Offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$
(1)	See “Underwriting” beginning on page S-17 of this prospectus supplement for additional information regarding total underwriting compensation.
The underwriters expect to deliver the ordinary shares to purchasers on or about December    , 2020.
BofA Securities
CIBC Capital Markets	MUFG
The date of this prospectus supplement is December   , 2020

Prospectus Supplement
Prospectus
i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of ordinary shares and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time under our registration statement on Form F-3. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall prevail.
You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference” before purchasing any of the ordinary shares. This prospectus supplement does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the ordinary shares, you should refer to the registration statement, including the exhibits. You may access the registration statement, exhibits and other reports we file with the SEC on the SEC’s website. More information regarding how you can access this and other information is included under the heading “Where You Can Find More Information” and “Incorporation by Reference” below.
You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and in any related free writing prospectus that we prepare or authorize. We have not, and the underwriters and our advisors have not, authorized anyone to provide you with any other information, and we, the underwriters and our advisors take no responsibility for any other information that others may provide you. Neither we, the underwriters nor our advisors are making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Neither the delivery of this prospectus supplement nor the sale of any securities means that information contained in this prospectus supplement is correct after the date of this prospectus supplement or as of any other date. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent there is any conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any information incorporated by reference is only accurate as of the date of the document incorporated by reference.
Certain figures included in this prospectus supplement or incorporated by reference herein have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them
In this prospectus supplement, the “Company,” “we,” “us,” “our” and “our Company” refers to Atlantica Sustainable Infrastructure plc and, where the context requires, its direct and indirect subsidiaries.
In this prospectus supplement, unless otherwise stated, all references to “U.S. dollars” or “$”are to the currency of the United States of America.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
The Company is a public limited company organized under the laws of England and Wales. A majority of our directors and officers and certain other persons named in this prospectus reside outside the United States and all or a significant portion of the assets of the directors and officers and certain other persons named in this prospectus and a significant portion of our assets are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons with respect to matters arising under U.S. federal securities law or to enforce against us or such persons judgments of the courts of United States predicated upon civil liability provisions under U.S. federal securities law. We have been advised that there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liability based solely on the U.S. federal securities laws.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, strategies, future events or performance (often, but not always, through the use of words or phrases such as may result, are expected to, will continue, is anticipated, believe, will, could, should, would, estimated, may, plan, potential, future, projection, goals, target, outlook, predict and intend or words of similar meaning) are not statements of historical facts and may be forward looking. Such statements include statements with respect to our expected trends and outlook, potential market and currency fluctuations, occurrence and effects of certain trigger and conversion events, our capital requirements, changes in market price of our shares, future regulatory requirements, the ability to identify and/or consummate future acquisitions on favorable terms, reputational risks, divergence of interests between our company and that of our largest shareholder’s, tax and insurance implications, the terms and completion of the First Closing and the Second Closing and more. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, important factors included in the section “Risk Factors” herein and the documents incorporated herein (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on our operations and financial results, and could cause our actual results to differ materially from those contained or implied in forward-looking statements made by us or on our behalf in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein. These forward-looking statements include, but are not limited to, statements relating to:
•
the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward;

•
the ability of our counterparties, including Petróleos Mexicanos (“Pemex”) and PG&E Corporation and its regulated utility subsidiary, Pacific Gas and Electric Company (collectively, “PG&E”), to satisfy their financial commitments or business obligations and our ability to seek new counterparties in a competitive market;

•	government regulation, including compliance with regulatory and permit requirements and changes in tax laws, market rules, rates, tariffs, environmental laws and policies affecting renewable energy;
•	changes in tax laws and regulations;
•	risks relating to our activities in areas subject to economic, social and political uncertainties;
•	our ability to finance and consummate new acquisitions on favorable terms or to close outstanding acquisitions, including Pemex Transportation System;
•	risks relating to new assets and businesses which have a higher risk profile and our ability to transition these successfully;
•	potential environmental liabilities and the cost and conditions of compliance with applicable environmental laws and regulations;
•	risks related to our reliance on third-party contractors or suppliers;
•	risks related to our ability to maintain appropriate insurance over our assets;
•	risks related to our exposure in the labor market;
•	potential issues arising with our operators’ employees including disagreement with employees’ unions and subcontractors;
•	risks related to extreme weather events related to climate change could damage our assets or result in significant liabilities and cause an increase in our operation and maintenance costs;
•	the effects of litigation and other legal proceedings (including bankruptcy) against us and our subsidiaries;
•	price fluctuations, revocation and termination provisions in our off-take agreements and power purchase agreements;

•
our electricity generation, our projections thereof and factors affecting production, including weather conditions, energy regulation, availability and curtailment and factors related to the COVID-19 outbreak;

•	risks related to our relationship with Abengoa S.A., our former largest shareholder and currently one of our operation and maintenance suppliers, including bankruptcy;
•	risks related to our relationship with our shareholders;
•	our substantial short-term and long-term indebtedness, including additional debt in the future;
•	potential impact of the COVID-19 outbreak on our business, financial condition, results of operations and cash flows
•	reputational and financial damage caused by our off-taker PG&E and Pemex; and
•	other factors including those discussed under “Risk Factors” in our most recent Annual Report on Form 20-F and in our 2020 Q3 Report on Form 6-K.
The preceding list is not intended to be an exhaustive list of all of our forward-looking statements or the risks facing our business. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, although nothing herein or therein should be construed as exhaustive, such factors are described in “Risk Factors” in this prospectus supplement, the accompanying prospectus, in our most recent Annual Report on Form 20-F and in our 2020 Q3 Report on Form 6-K. You should read this prospectus supplement and the accompanying prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.
By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The forward-looking statements contained in this prospectus supplement reflect our current expectations and projections about future events and are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. The forward-looking statements contained in this prospectus supplement, speak only as of the date of this prospectus supplement and are not guarantees of future performance and are based on numerous assumptions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our actual results of operations, financial condition and the development of events may differ materially from (and be more negative than) those made in, or suggested by, the forward-looking statements. We do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events or circumstances, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement.

PROSPECTUS SUPPLEMENT SUMMARY
This summary contains a general overview of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that is important to you before deciding to invest in our ordinary shares, and it is qualified in its entirety by the more detailed information and financial statements and related notes, as filed with the SEC and incorporated by reference in this prospectus. You should carefully consider the information contained in or incorporated by reference in this prospectus, including the information set forth under the heading “Risk Factors” in our 2019 Annual Report on Form 20-F and our 2020 Q3 Report on Form 6-K, which are incorporated herein by reference.
ABOUT ATLANTICA SUSTAINABLE INFRASTRUCTURE PLC
We were incorporated in England and Wales as a private limited company on December 17, 2013. We are a sustainable infrastructure company that owns and manages renewable energy, efficient natural gas, electric transmission and transportation infrastructures and water assets. We currently have operating facilities in North America (United States, Canada and Mexico), South America (Peru, Chile and Uruguay) and EMEA (Spain, Algeria and South Africa). We intend to expand our portfolio, maintaining North America, South America and Europe as our core geographies.
CORPORATE INFORMATION
The address of our principal executive offices is Great West House, GW1, 17th floor, Great West Road, Brentford TW8 9DF, United Kingdom, and our phone number is +44 20 3499 0465. Our website is located at https://www.atlantica.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
SUMMARY OF CASH BOX PLACING AND SUBSEQUENT PRIVATE PLACEMENT
The sale of the ordinary shares offered herein is expected to close on December   , 2020 (the “First Closing”).
In addition, our significant shareholder, Algonquin Power & Utilities Corp. (“Algonquin”) has expressed an interest in purchasing ordinary shares in a private placement at the public offering price in an amount equal to a pro rata share based on its current ownership interest in us such that it would maintain its current ownership interest in us following this offering. We intend to enter into a subscription agreement with Algonquin, pursuant to which Algonquin, through its subsidiary AAGES (AY Holdings) B.V., will commit to subscribe for its pro rata share of the total number of ordinary shares that are being offered herein (based on its current ownership interest in us), being     ordinary shares, with an expected closing date of January   , 2021 (the “Second Closing”) (the “Private Placement”). If the underwriters exercise the over-allotment option in whole or in part, the number of ordinary shares to be purchased by Algonquin will be increased by such number as will allow Algonquin to maintain the same pro rata ownership in us. The ordinary shares expected to be purchased by Algonquin are not covered by this prospectus supplement. The Private Placement is subject to a number of closing conditions, including completion of the sale of the ordinary shares offered herein. In connection with the Private Placement, we will pay a 1.25% commitment fee to Algonquin based on the amount of its purchase pursuant to the Private Placement.
The sale of the ordinary shares offered herein and the Private Placement will be completed by way of a cash box placing and will be made on a non-preemptive basis. On the First Closing, we will issue     ordinary shares (constituting all the ordinary shares to be issued on the First Closing, and excluding the ordinary shares agreed to be purchased by Algonquin on the Second Closing) for non-cash consideration. BofA Securities Inc. (“BofA”), in its capacity as subscriber of the JerseyCo ordinary shares and redeemable preference shares (the “JerseyCo Subscriber”), will subscribe for ordinary shares and redeemable preference shares in Sunshine Finance Jersey Limited (“JerseyCo”) for an amount equal to the proceeds of the sale of the ordinary shares offered herein. We will allot and issue the new ordinary shares on a non-pre-emptive basis in consideration for the transfer by the JerseyCo Subscriber to us of the ordinary shares and redeemable preference shares in JerseyCo.
If the over-allotment option is exercised in whole or in part, we will issue the relevant number of ordinary shares for non-cash consideration on the relevant closing date. The JerseyCo Subscriber will subscribe for redeemable preference shares in JerseyCo for an amount equal to the proceeds of the over-allotment option. We will allot and issue the new ordinary shares on a non-pre-emptive basis in consideration for the transfer by the JerseyCo Subscriber to us of those redeemable preference shares in JerseyCo.

On the Second Closing, we will issue     ordinary shares for non-cash consideration. The JerseyCo Subscriber will subscribe for redeemable preference shares in JerseyCo for an amount equal to the proceeds of the Private Placement. We will allot and issue the new ordinary shares on a non-pre-emptive basis in consideration for the transfer by the JerseyCo Subscriber to us of those redeemable preference shares in JerseyCo.
The ordinary shares issued or to be issued in connection with the transactions described herein are credited or will be credited as fully paid and will rank pari passu with all existing ordinary shares.
For a description of the use of proceeds relating to the ordinary shares offered herein, see “Use of Proceeds.” The gross proceeds to be received in connection with the Private Placement on the Second Closing are expected to be approximately $    .

THE OFFERING
Issuer
Atlantica Sustainable Infrastructure plc
Ordinary shares offered by us
    ordinary shares;    ordinary shares if the underwriters exercise in full their option to purchase additional ordinary shares.
Ordinary shares to be outstanding immediately after this offering(1)
   ordinary shares;    ordinary shares if the underwriters exercise in full their option to purchase additional ordinary shares.
Ordinary shares to be outstanding immediately after this offering and following completion of private placement to Algonquin1
   ordinary shares;    ordinary shares if the underwriters exercise in full their option to purchase additional ordinary shares.
Use of proceeds
We estimate that the net proceeds from our sale of ordinary shares in this offering will be approximately $     million after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds we receive from this offering to finance growth opportunities and for general corporate purposes.

See “Use of Proceeds” for additional information.
Risk factors
See “Risk Factors” beginning on page S-8 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our ordinary shares.
Nasdaq Global Select Market Symbol
Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “AY.”
Transfer Agent
The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

(1)	The number of shares of our ordinary shares that will be outstanding after this offering is based on 101,601,662 ordinary shares outstanding as of September 30, 2020 and excludes:
•
the ordinary shares that may be issued in exchange for preference shares of Atlantica Sustainable Infrastructure Jersey Limited upon the noteholders’ exercise of their exchange rights under the green exchangeable senior notes issued by Atlantica Sustainable Infrastructure Jersey Limited on July 17, 2020, at an initial exchange rate of 29.1070 ordinary shares of the Company, $0.10 par value per share, per $1,000 principal amount of notes (equivalent to an initial exchange price of approximately $34.36 per ordinary share of the Company) (the “Green Exchangeable Notes”).

•
the ordinary shares that may be issued under our existing 2020 and 2019 long-term incentive plans (the “Long-Term Incentive Plans”), which must not exceed 2% of the outstanding ordinary shares of the Company at the time the stock options or restricted stock units are awarded.

RISK FACTORS
Investment in the ordinary shares offered pursuant to this prospectus supplement involves risks. You should carefully consider the risk factors in our most recent Annual Report on Form 20-F and our 2020 Q3 Report, all of which are incorporated by reference herein, and all other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the Exchange Act), before acquiring any of our ordinary shares. The occurrence of any of these risks might cause you to lose all or part of your investment in the ordinary shares. Please also refer to the section herein entitled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to the Offering
If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.
The offering price per ordinary share exceeds the net tangible book value per share of our outstanding common stock. As a result, investors purchasing ordinary shares in this offering may experience immediate and substantial dilution in the net tangible book value of the shares they purchase. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent we need to raise additional capital in the future and we issue additional equity or convertible debt securities, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our ordinary shares offered in this offering.
We will have broad discretion in how we use the proceeds, and we may use the proceeds in ways with which you and other shareholders may disagree.
We intend to use the net proceeds we receive from this offering to finance growth opportunities and for general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.
There is no assurance that the Private Placement of our ordinary shares will be completed as contemplated herein or at all.
There is no assurance that the Private Placement of our ordinary shares will be completed on the terms described herein or at all. The Private Placement is subject to a number of closing conditions, including completion of the sale of the ordinary shares offered herein. In the event that a condition to closing is not satisfied, the Private Placement may not be completed within the expected timeline or at all. Furthermore, Algonquin may not participate in the Private Placement under the described terms or at all. If the Private Placement is not completed or deviates from the terms contemplated, the trading price for our ordinary shares may be adversely affected.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $     million after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds we receive from this offering to finance growth opportunities and for general corporate purposes. The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering or the amounts that we will actually spend on the uses set forth above. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2020:
•	on an actual basis;
•
on an as adjusted basis (i) to give effect to the sale of ordinary shares in this offering at a public offering price of $      per ordinary share and (ii) to give effect to the sale of      ordinary shares to Algonquin, at the same price of $    per ordinary share (assuming in each case no exercise of the underwriters’ overallotment option), assuming net proceeds, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, are temporarily held as cash until they are used as set forth under “Use of Proceeds”.

	As of September 30, 2020
($ in thousands)	Historical	Adjustment for the First subscription amount	Adjustment for the Second subscription amount	As Adjusted
Cash:
Corporate Cash and Cash Equivalents	186,646
Project Cash and Cash Equivalents(1)	602,249	—	—	602,249
Consolidated Cash and Cash Equivalents	788,895

Debt:
Corporate Debt:
2020 Green Private Placement(2)	336,761	—	—	336,761
2019 Note Issuance Facility	326,385	—	—	326,385
2020 Note Issuance Facility	159,934	—	—	159,934
Green Exchangeable Notes(3)	103,067	—	—	103,067
Revolving Credit Facility(4)	—	—	—	0
Other Corporate Debt	33,534	—	—	33,534
Corporate Debt (long and short-term):	959,681	—	—	959,681
Non-recourse Project Debt (long and short-term)	5,281,174	—	—	5,281,174
Total Consolidated Debt	6,240,855	—	—	6,240,855

Equity:
Share capital	10,160
Parent company reserves	1,774,813
Other reserves	81,503	—	—
Accumulated currency translation differences	(103,590)	—	—	(103,590)
Accumulated deficit	(324,248)	—	—	(324,248)
Total Stockholders’ Equity	1,438,638
Non-controlling interest	203,409	—	—	203,409
Total Equity	1,642,047

Total Capitalization	7,882,902
(1)	Includes $318,900 of restricted cash, which is cash generally restricted due to requirements of project finance lenders.
(2)	Secured Green Private Placement dated April 1, 2020, due in 2026.
(3)	Senior unsecured notes dated July 17, 2020, due 2025, exchangeable into ordinary shares of Atlantica, cash, or a combination of both, at Atlantica’s election.
(4)	There was no amount drawn down from our Revolving Credit Facility (“RCF”) as of September 30, 2020. Total RCF limit of $425 million was available.
The table above excludes:
•
the ordinary shares that may be issued in exchange for preference shares of Atlantica Sustainable Infrastructure Jersey Limited upon the noteholders’ exercise of their exchange rights under the Green Exchangeable Notes.

•	the ordinary shares that may be issued under Long-Term Incentive Plans.

DILUTION
If you purchase our ordinary shares in this offering, you will experience immediate dilution to the extent of the difference between the offering price of the ordinary shares in this offering and the net tangible book value per ordinary shares immediately after the offering.
Our historical net tangible book value as of September 30, 2020, was approximately $1,438.6 million, or approximately $14.16 per ordinary share. Net tangible book value per ordinary share represents the amount of our total assets, less the net tangible assets attributable to non-controlling interests and total liabilities, and the result divided by the total number of our ordinary shares outstanding as of September 30, 2020. We have not excluded from the calculation concessional assets recorded as intangible assets because they can be sold separately their recovery book value is not subject to significant uncertainty or illiquidity. Some of our service concession agreements are accounted for as intangible assets in accordance with IFRIC 12. These assets do not differ from the assets accounted for as property, plant and equipment or financial assets.
After giving effect to the issuance and sale in this offering of     ordinary shares at the offering price of $    per ordinary share our as adjusted net tangible book value as of September 30, 2020 would have been approximately $      million, or $    per ordinary share. This represents an immediate dilution in the as adjusted net tangible book value of $    per ordinary share to the investor purchasing ordinary shares in this offering.
The following table illustrates this dilution on a per share basis:
Offering price per ordinary share	$
Net tangible book value per ordinary share as of September 30, 2020	$14.16
Increase in Net tangible book value per ordinary share attributable to purchasers purchasing ordinary shares in this offering	$
As adjusted net tangible book value per ordinary share	$
Dilution per ordinary share to purchasers in this offering	$

TAX CONSIDERATIONS
The following is a discussion of the UK and U.S. federal income tax considerations of acquiring, owning and disposing of shares in the Company to the persons addressed therein.
Material UK Tax Considerations
This is a general summary of material UK tax considerations relating to the ownership and disposal of our shares. The comments set out below are based on current UK tax law as applied in England and on HM Revenue & Customs (“HMRC”) published practice (which may not be binding on HMRC). Such provisions and practices may be repealed, revoked or modified, possibly with retrospective effect, resulting in UK tax considerations different to those described below. They are intended as a general guide and (other than the paragraphs headed “Stamp Duty and Stamp Duty Reserve Tax” below which are relevant to all holders of our shares) apply to you only if you:
•	are a “U.S. Holder” (as defined in the section below entitled “U.S. Federal Income Tax Considerations”);
•	hold our shares as an investment for tax purposes;
•	are the absolute beneficial owner of our shares for UK tax purposes; and
•
if you are an individual, you are not resident in the UK for UK tax purposes and do not hold our shares for the purposes of a trade, profession, or vocation that you carry on in the UK through a branch or agency, or if you are a corporation, you are not resident in the UK for UK tax purposes and do not hold the securities for the purpose of a trade carried on in the UK through a permanent establishment in the UK.

This summary does not address all possible tax considerations relating to an investment in the shares. Certain categories of shareholders, including those falling outside the category described above, those carrying on certain financial activities, those subject to specific tax regimes or benefitting from certain reliefs or exemptions, those connected with us and those for whom the shares are employment-related securities may be subject to special rules and this summary does not apply to such shareholders and any general statements made in this disclosure do not take them into account.
This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under UK tax law.
Potential investors should satisfy themselves prior to investing as to the overall tax considerations, including, specifically, the considerations under UK tax law and HMRC practice of the acquisition, ownership and disposal of the shares in their own particular circumstances by consulting their own tax advisors.
UK Taxation of Dividends
We will not be required to withhold amounts on account of UK tax at source when paying a dividend in respect of our shares to a U.S. Holder.
U.S. Holders who hold their shares as an investment and not in connection with any trade carried on by them will not be subject to UK tax in respect of any dividends.
UK Taxation of Capital Gains
An individual holder who is a U.S. Holder will generally not be liable to UK capital gains tax on capital gains realized on the disposal of his or her Atlantica shares unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the UK through a branch or agency in the UK to which the shares are attributable.
A corporate holder of shares that is a U.S. Holder will generally not be liable for UK corporation tax on chargeable gains realized on the disposal of its Atlantica shares unless it carries on a trade in the UK through a permanent establishment to which the shares are attributable.
An individual holder of shares who is temporarily a non-UK resident for UK tax purposes will, in certain circumstances, become liable to UK tax on capital gains in respect of gains realized while he or she was not resident in the UK.

Stamp Duty and Stamp Duty Reserve Tax
The UK stamp duty and stamp duty reserve tax (“SDRT”), treatment of the issue and transfer of, and the agreement to transfer, Atlantica shares outside a depositary receipt system or a clearance service are discussed in the paragraphs under ‘General’ below. The stamp duty and SDRT treatment of such transactions in relation to such systems are discussed in the paragraphs under “Depositary Receipt Systems and Clearance Services” below. It is understood that HMRC regards the facilities of The Depository Trust Company (“DTC”) as a clearance service for these purposes.
Special rules apply where listed securities are transferred by a person to a connected company. Holders of Atlantica shares should consult an appropriate professional advisor if they intend to transfer their shares at less than full market value to a company with which they are connected.
General
No stamp duty, or SDRT, will arise on the issue of shares in registered form by Atlantica.
An agreement to transfer our shares will normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer. SDRT is, in general, payable by the purchaser.
Transfers of our shares will generally be subject to stamp duty at the rate of 0.5% of the consideration given for the transfer (rounded up to the nearest £5). The purchaser normally pays the stamp duty.
If a duly stamped transfer completing an agreement to transfer is produced within six years of the date on which the agreement is made (or, if the agreement is conditional, the date on which the agreement becomes unconditional) any SDRT already paid in respect of that transfer is generally repayable, normally with interest, and any SDRT charge yet to be paid in respect of that transfer is cancelled.
Depositary Receipt Systems and Clearance Services
Following the Court of Justice of the European Union’s decision in C-569/07 HSBC Holdings Plc, Vidacos Nominees Limited v The Commissioners of Her Majesty’s Revenue & Customs and the First-tier Tax Tribunal decision in HSBC Holdings Plc and The Bank of New York Mellon Corporation v. The Commissioners of Her Majesty’s Revenue & Customs, HMRC confirmed that 1.5% SDRT is no longer payable when new shares are issued to a clearance service or depositary receipt system. This EU case law continues to apply until 31 December 2020 (or such later date as may be agreed) under the agreement on the withdrawal of the UK from the European Union. HMRC has confirmed that this 1.5% SDRT charge will remain disapplied under the terms of the European Union (Withdrawal Agreement) Bill following the end of the transition period unless and until there is a change in UK domestic legislation. If the application of this EU case law were to be superseded and the 1.5% SDRT re-imposed, this would strictly be accountable by the clearance service or depositary receipt system operator or their nominee (as the case may be) but will, in practice, be payable by the Company.
Where our shares are transferred (i) to, or to a nominee or an agent for, a person whose business is or includes the provision of clearance services or (ii) to, or to a nominee or an agent for, a person whose business is or includes issuing depositary receipts, stamp duty or SDRT will generally be payable at the higher rate of 1.5% of the amount or value of the consideration given or, in certain circumstances, the value of the shares.
Except in relation to clearance services that have made an election under Section 97A(1) of the Finance Act of 1986 (to which the special rules outlined below apply), no stamp duty or SDRT is payable in respect of transfers or agreements to transfer within clearance services or depositary receipt systems. Accordingly, no stamp duty or SDRT should, in practice, be required to be paid in respect of transfers or agreements to transfer our shares within the facilities of DTC.
There is an exception from the 1.5% charge on the transfer to, or to a nominee or agent for, a clearance service where the clearance service has made and maintained an election under section 97A(1) of the Finance Act 1986, which has been approved by HMRC. In these circumstances, SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer will arise on any transfer of our shares into such an account and on subsequent agreements to transfer such shares within such account. It is our understanding that DTC has not made an election under section 97A(1) of the Finance Act of 1986.
Any liability for stamp duty or SDRT in respect of any other transfer into a clearance service or depositary receipt system, or in respect of a transfer within any clearance service or depositary receipt system, which does arise will strictly be accountable by the clearance service or depositary receipt system operator or their nominee, as the case may be, but will, in practice, be payable by the participants in the clearance service or depositary receipt system.
U.S. Federal Income Tax Considerations
The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the beneficial ownership, exchange and other disposition of the shares. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, and different interpretations. This summary is for general information only and does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under U.S. federal income tax laws (such as banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities, dealers in securities or currencies, traders in securities that elect to use a mark to market method of accounting, brokers, expatriates, entities or arrangements treated as partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes, and partners, investors or members therein, persons subject to special tax accounting rules as a result of any item of gross income with respect to the shares being taken into account in an applicable financial statement, persons who hold their shares as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. Holders whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, persons who own or are deemed to own 10% or more of Atlantica’s shares (by vote or value), or persons deemed to sell the shares under the constructive sale provisions of the Code, all of whom may be subject to tax rules that differ significantly from those summarized below. The discussion below does not address U.S. federal estate and gift tax considerations, the Medicare tax or the effect of any state, local or non-U.S. tax law. Atlantica has not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS or a court will not take a contrary position with respect to such statements or conclusions.
ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE SHARES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE OR LOCAL TAX LAWS, NON-U.S. TAX LAWS OR INCOME TAX TREATIES.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of a share, that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of the source thereof; or
•
a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership or other pass-through entity or arrangement treated as a partnership, in each case, for U.S. federal income tax purposes, holds the shares the tax treatment of a partner will generally depend upon the status of the partner and the activities of such partnership or pass-through entity or arrangement. A partnership holding the shares or a partner therein should consult its own tax advisors as to the tax considerations of holding and disposing of the shares.
Prospective investors considering the purchase of the shares should consult their own tax advisors concerning the particular U.S. federal income tax considerations to them of the ownership and disposition of the shares in light of their specific situation, as well as the considerations to them arising under the laws of any other taxing jurisdiction.
Taxation of Distributions on the Shares
Subject to the discussion below under “—Passive Foreign Investment Company Rules,” the gross amount of distributions, if any, made on Atlantica’s ordinary shares will generally be included in a U.S. Holder’s income as ordinary dividend income to the extent of Atlantica’s current or accumulated earnings and profits, which Atlantica intends to calculate annually in accordance with U.S. federal income tax principles. Distributions in excess of

Atlantica's current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of a U.S. Holder's tax basis in Atlantica's ordinary shares and thereafter as capital gain from the sale or exchange of such ordinary shares. Because Atlantica is not a U.S. corporation, U.S. Holders that are corporations will generally not be entitled to claim a dividends-received deduction with respect to any distributions they receive from Atlantica.
Dividends received by certain non-corporate U.S. Holders of shares generally will be subject to U.S. federal income taxation at rates lower than those applicable to other ordinary income if the dividends are “qualified dividend income.” Distributions received by a U.S. Holder on shares will be qualified dividend income if: (i) shares are readily tradable on an established securities market in the United States (such as NASDAQ Global Select Market, where our shares are listed) and (ii) Atlantica was not, for the year prior to the year in which the dividends are paid, and is not, for the year in which the dividends are paid, a PFIC (as defined below). As discussed below under “—Passive Foreign Investment Company Rules,” although there can be no assurance that Atlantica will not be considered a PFIC for any taxable year, Atlantica does not believe that it was a PFIC for its 2019 taxable year and does not expect to be a PFIC for its current taxable year or in the foreseeable future.
Amounts taxable as dividends will generally (1) be treated as foreign source income for U.S. federal income tax purposes, and (2) constitute passive for foreign tax credit purposes. However, if (a) Atlantica is 50% or more owned, by vote or value, by U.S. persons and (b) at least 10% of Atlantica’s earnings and profits are attributable to sources within the U.S., then for foreign tax credit purposes, a portion of Atlantica’s dividends would be treated as derived from sources within the U.S., which could potentially result in a lower amount of foreign taxes being creditable to a U.S. Holder than would be the case if such dividends were treated as foreign source income. With respect to any dividend paid for any taxable year, the U.S. source ratio of Atlantica’s dividends for foreign tax credit purposes would be equal to the portion of Atlantica’s earnings and profits from sources within the U.S. for such taxable year, divided by the total amount of Atlantica’s earnings and profits for such taxable year. All prospective investors are urged to consult their own tax advisors regarding the availability of foreign tax credits under their particular circumstances.
Taxation Upon Sale or Other Disposition of the Shares
Subject to the discussion below under “—Passive Foreign Investment Company Rules,” upon the sale or other taxable disposition of Atlantica’s shares, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such sale or other taxable disposition and (ii) the U.S. Holder’s tax basis in the ordinary shares. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period in the ordinary shares is more than one year at the time of the taxable disposition. Long-term capital gains recognized by individuals and certain other non-corporate U.S. Holders are generally subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to certain limits under the Code.
Any gain or loss recognized on the sale or other taxable disposition of ordinary shares generally will be U.S. source income or loss for purposes of computing the foreign tax credit allowable to a U.S. Holder.
Passive Foreign Investment Company Rules
The foregoing discussion assumes that Atlantica is not and will not become a “passive foreign investment company,” or “PFIC” for U.S. federal income tax purposes. A non-U.S. corporation will generally be a PFIC in any taxable year in which, after applying the relevant look-through rules with respect to the income and assets of its subsidiaries, either 75% or more of its gross income is “passive income” (generally including (without limitation) dividends, interest, annuities and certain royalties, foreign currency gains and rents not derived in the active conduct of a business) or the aggregate value of its assets that produce passive income or are held for the production of passive income is at least 50% of the total value of its assets (based on a quarterly average). In determining whether Atlantica meets the asset test, cash is considered a passive asset, and the total value of Atlantica's assets will generally be based upon its trading value. If Atlantica owns at least 25% (by value) of the stock of another corporation, Atlantica will be treated, for purposes of the PFIC tests, as owning its proportionate share of the other corporation’s assets and receiving its proportionate share of the other corporation’s income.
We believe that Atlantica was not a PFIC for the 2019 taxable year, and based on Atlantica's anticipated composition of income and assets, we do not anticipate Atlantica being a PFIC for the 2020 taxable year or for the foreseeable future. However, because PFIC status is determined annually and depends on the composition of a company’s income and assets and the fair market value of its assets, there can be no assurances in this regard.

If Atlantica was found to be a PFIC for any taxable year in which a U.S. Holder held the shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder, including a recharacterization of any capital gain recognized on a sale or other taxable disposition of the shares as ordinary income, ineligibility for any preferential tax rate otherwise applicable to any “qualified dividend income,” a material increase in the amount of tax that such U.S. Holder would owe and the possible imposition of interest charges, an imposition of tax earlier than would otherwise be imposed and additional tax form filing requirements.
A U.S. Holder owning the shares in a PFIC may be able to avoid or mitigate the adverse tax consequences of PFIC status by making a “mark-to-market” election, if deemed appropriate based on guidance provided by its own tax advisor.
Foreign Financial Asset Reporting
A U.S. Holder that holds certain foreign financial assets (which may include the shares) other than in an account at certain financial institutions may be required to report information relating to such assets to the IRS. Failure to report such information, if required, may result in substantial penalties. U.S. Holders should consult their own tax advisors regarding such requirement.

UNDERWRITING
BofA Securities, Inc. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of ordinary shares set forth opposite its name below.
Underwriters	Number of Ordinary Shares
BofA Securities, Inc.
CIBC World Markets Corp.
MUFG Securities Americas Inc.
Total
The issuance and allotment of new ordinary shares will be completed on a non-preemptive basis in consideration for the transfer by the JerseyCo Subscriber to us of the ordinary shares and redeemable preference shares in JerseyCo. See “Prospectus Supplement Summary—Summary of Cash Box Placing and Subsequent Private Placement.”
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement (other than those covered by the over-allotment option described below) if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Discounts
The representative has advised us that the underwriters propose initially to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers, which may include the underwriters, at that price less a concession not in excess of $    per ordinary share. After the offering, the initial public offering price and concession to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
The following table shows the public offering price, the underwriting discounts and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.
	Per Ordinary Share	Without Option	With Option
Offering price	$	$	$
Underwriting discounts	$	$	$
Proceeds to us, before expenses	$	$	$
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $     . We have also agreed to reimburse the underwriters for certain of their expenses in an amount of approximately $20,000 in connection with this offering.
The underwriters expect to deliver the ordinary shares being offered pursuant to this prospectus supplement to purchasers on or about December    , 2020.

Option to Purchase Additional Shares
We have granted to the underwriters an option, exercisable by no later than December 28, 2020, to purchase up to additional shares at the public offering price less the underwriting discount. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.
No Sale of Similar Securities
We and our officers and directors and Algonquin have agreed that, for a period beginning on December     , 2020 and ending 60 days after the date of the Second Closing (and if the Second Closing does not occur, 60 days after the First Closing), we and they will not, without the prior written consent of BofA Securities, Inc. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly
•	offer, pledge, sell or contract to sell ordinary shares,
•	sell any option or contract to purchase ordinary shares,
•	purchase any option or contract to sell ordinary shares,
•	grant any option, right or warrant for the sale of ordinary shares,
•	lend or otherwise dispose of or transfer any ordinary shares,
•	request or demand that we file a registration statement related to the ordinary shares, or
•
enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to ordinary shares and to securities convertible into or exchangeable or exercisable for or repayable with ordinary shares. It also applies to ordinary shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
Nasdaq Global Market Listing
The shares are listed on the Nasdaq Global Market under the symbol “AY.”
Price Stabilization, Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our ordinary shares. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our ordinary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of the ordinary shares and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our ordinary shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us and our affiliates, from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.
In addition, affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under certain of our credit facilities and other credit arrangements or those of our affiliates. For example, an affiliate of BofA, Bank of America, N.A., is a lender under the Company’s credit and guaranty agreement, which was entered into on May 10, 2018 with a syndicate of banks and amended on January 24, 2019, August 2, 2019, December 17, 2019 and August 28, 2020 providing for a senior secured revolving credit facility in an aggregate principal amount of $425 million, which matures on December 31, 2022. In their capacity as lenders, such lender affiliates may, in the future, seek a reduction of a loan commitment to us or our affiliates, or impose incremental pricing or collateral requirements with respect to such facilities or credit arrangements, in the ordinary course of business.
In addition, certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions
European Economic Area and the United Kingdom
In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no ordinary shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of ordinary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
b.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of representative for any such offer; or
c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of ordinary shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any ordinary shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
References to the Prospectus Regulation includes, in relation to the UK, the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.
The above selling restriction is in addition to any other selling restrictions set out below.
In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
Notice to Prospective Investors in the United Kingdom
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”).

This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the ordinary shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:
(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)	where no consideration is or will be given for the transfer;
(c)	where the transfer is by operation of law; or
(d)	as specified in Section 276(7) of the SFA.
Notice to Prospective Investors in Canada
The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Jersey
This prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Jersey.

LEGAL MATTERS
The validity of our ordinary shares registered hereby, certain other matters of English law and certain matters of U.S. federal law will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom (UK) LLP. Latham & Watkins (London) LLP is counsel to the underwriters.
EXPERTS
The consolidated financial statements of Atlantica Sustainable Infrastructure plc appearing in Atlantica Sustainable Infrastructure plc’s Annual Report (Form 20-F) for the year ended December 31, 2019 and the effectiveness of the Atlantica Sustainable Infrastructure plc’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young S.L., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements as of and for the two years ended December 31, 2018, incorporated herein by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2019 have been audited by Deloitte S.L., an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Myah Bahr Honaine S.p.a. (a subsidiary of the Company) for the year ended December 31, 2017 incorporated herein by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2019 have been audited by Deloitte Algerie S.á.r.l., an independent-auditor, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the fact that the accompanying statements of financial position, statements of income, comprehensive income, changes in equity and cash flows of Myah Bahr Honaine S.p.a. for the years ended December 31, 2019 and December 31, 2018, were not audited, reviewed, or compiled by Deloitte Algerie S.á.r.l. and, accordingly, they do not express an opinion or any other form of assurance with respect to those statements). Such financial statements have been so incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and do not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. The registration statement contains more information than this prospectus regarding us and our ordinary shares, including certain exhibits and schedules. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. You can obtain a copy of the registration statement from the SEC’s website. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, or EDGAR, including the Company, which can be accessed at http://www.sec.gov.
We file annual and other reports with the SEC. We are subject to those reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 20-F. We also furnish to the SEC, under cover of Form 6-K, material information that we are required or choose to make public or that we distribute, or that is required to be distributed by us, to our shareholders.
We maintain a corporate website at www.atlantica.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Registration Statement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement certain information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same degree of care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
This prospectus supplement incorporates by reference the following documents:
•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, as filed with the SEC on February 28, 2020 (File No. 001-36487);
•
our Reports on Form 6-K, as filed with the SEC (File No. 001-36487) on March 23, 2020 (conclusion of strategic review), April 22, 2020 (notice of AGM), April 30, 2020 (changes to board), May 6, 2020 (preliminary results of AGM), May 13, 2020 (final results of AGM), October 9, 2020 (changes to board), November 6, 2020 (quarterly press release) and November 6, 2020 (changes to board committees);

•
our Reports on Form 6-K filed with the SEC (File No. 001-36487) on November 6, 2020 (the “2020 Q3 Report”) containing the unaudited consolidated condensed interim financial statements of the Company and its consolidated subsidiaries as of September 30, 2020 and December 31, 2019 and for the nine-month periods ended September 30, 2020 and 2019, and the related investor presentation; and

•
the description of our share capital contained in the registration statement on Form F-1 of the Company filed with the SEC (File No. 333-200848) on January 12, 2015 and any amendment or reports filed for the purpose of updating such description.

All Annual Reports on Form 20-F, and any Reports of Foreign Private Issuer on Form 6-K which are identified by us as being incorporated by reference (to the extent designated therein), filed with or submitted to the SEC subsequent to the date of this prospectus supplement, but before termination of the offering under this prospectus supplement, shall be deemed incorporated by reference into this prospectus supplement and deemed to be a part hereof from the date of the filing of such documents.
Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Documents incorporated by reference are available from us, without charge, by writing to or calling Atlantica Sustainable Infrastructure plc, Great West House (GW1), 17th Floor, Brentford, United Kingdom TW8 9DF, telephone number +44 203 499 0465.

PROSPECTUS

(incorporated in England and Wales)
Ordinary Shares
Senior Debt Securities
Subordinated Debt Securities
Warrants
Atlantica Yield plc, or the Company, we or us, may from time to time, in one or more offerings, offer and sell ordinary shares, senior or subordinated debt securities or warrants. Each time we sell any of the securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those securities and their offering. Specific amounts and terms of any such securities will be provided in such supplements to this prospectus. You should read this prospectus and any prospectus supplement(s) carefully before you invest.
Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “AY.” We have not yet determined whether any other securities that may be offered by this prospectus may be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, interdealer quotation system or over-the-counter market on which the securities will be listed.
We may offer and sell the securities covered by this prospectus to or through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms that may apply to the securities covered by this prospectus and the general manner in which we may offer to sell such securities. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our ordinary shares, senior or subordinated debt securities or warrants. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.
Investing in the securities covered by this prospectus involves certain risks. You should carefully consider the risks identified in “Risk Factors” beginning on page 9 of this prospectus and in our most recent Annual Report on Form 20-F before making your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated August 6, 2018

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “Registration Statement”), or the SEC, on the date hereof utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell any of the securities covered by this prospectus, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of that particular offering by us. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in such prospectus supplement.
You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before purchasing any of our securities. You should also carefully consider, among other things, the matters identified in “Risk Factors” beginning on page 9 of this prospectus and in our most recent Annual Report on Form 20-F before making your investment decision.
The prospectus supplement to be attached to the front of this prospectus will describe, among other matters, the terms of the offering, including the amount and detailed terms of the securities, the public offering price, net proceeds to us, the expenses of the offering, our capitalization, the nature of the plan of distribution, the other specific terms related to such offering and any material United Kingdom and United States federal income tax considerations applicable to the securities being offered.
In this prospectus, (i) “Atlantica Yield,” the “Company,” “we,” “us,” “our” and “our Company” refers to Atlantica Yield plc and, where the context requires, its direct and indirect subsidiaries, (ii) “Algonquin” refers to Algonquin Power & Utilities Corp., together with its subsidiaries, and (iii) “Abengoa” refers to Abengoa, S.A., together with its subsidiaries.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. If any person provides you with different or inconsistent information, you should not rely on it. We are not making an offer of securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective stated date. Our business, financial condition, results of operations and prospects may have changed since that date. Information contained on our website does not constitute part of this prospectus.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
Atlantica Yield is a public limited company organized under the laws of England and Wales. A majority of our directors and officers and certain other persons named in this prospectus reside outside the United States and all or a significant portion of the assets of the directors and officers and certain other persons named in this prospectus and a significant portion of our assets are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons with respect to matters arising under U.S. federal securities law or to enforce against us or such persons judgments of the courts of United States predicated upon civil liability provisions under U.S. federal securities law. We have been advised that there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liability based solely on the U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. You should refer to the Registration Statement and its exhibits for additional information. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete and you should read the documents that are filed as exhibits to the Registration Statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the Registration Statement at the SEC’s Public Reference Room, as well as through the SEC’s website.
We file annual and other reports with the SEC. We are subject to those reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 20-F. We also furnish to the SEC, under cover of Form 6-K, material information that we are required or choose to make public or that we distribute, or that is required to be distributed by us, to our shareholders.
You may inspect without charge a copy of the Registration Statement at the SEC’s Public Reference Room, maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the SEC’s Public Reference Room by calling the SEC in the United States at 1- 800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, or EDGAR, including the Company, which can be accessed at http://www.sec.gov.
We maintain a corporate website at www.atlanticayield.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Registration Statement. We have included our website address in this Registration Statement solely as an inactive textual reference.
The SEC allows us to “incorporate by reference” into this Registration Statement certain information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same degree of care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
This prospectus incorporates by reference the following documents:
•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, as filed with the SEC on March 7, 2018 (File No. 001-36487);
•	our Reports on Form 6-K, as filed with the SEC (File No. 001-36487) on March 12, 2018, April 17, 2018 and May 21, 2018;
•
our Report on Form 6-K filed with the SEC (File No. 001-36487) on August 6 (the “2018 Half-Year Report”) containing the unaudited condensed interim financial report of the Company and its consolidated subsidiaries as of December 31, 2017 and June 30, 2018 and for the six-month period ended June 30, 2018 and 2017; and

•
the description of our share capital contained in the registration statement on Form F-1 of Atlantica Yield filed with the SEC (File No. 333-200848) on January 12, 2015 and any amendment or reports filed for the purpose of updating such description.

All Annual Reports on Form 20-F, and any Reports of Foreign Private Issuer on Form 6-K which are identified by us as being incorporated by reference (to the extent designated therein), filed with or submitted to the SEC subsequent to the date of the Registration Statement on Form F-3 of which this prospectus forms a part, but before termination of the offering under this prospectus, shall be deemed incorporated by reference into this prospectus and deemed to be a part hereof from the date of the filing of such documents.
Documents incorporated by reference are available from us, without charge, by writing to or calling Atlantica Yield plc, Great West House (GW1), 17th Floor, Brentford, United Kingdom TW8 9DF, telephone number +44 203 499 0465.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement and the documents we incorporate by reference include forward-looking statements which reflect our current expectations and are subject to risks and uncertainties. These forward-looking statements include, but are not limited to, all statements other than statements of historical facts contained in this prospectus, including, without limitation, those regarding our future financial position and results of operations, our strategy, plans, objectives, goals and targets, future developments in the markets in which we operate or are seeking to operate or anticipated regulatory changes in the markets in which we operate or intend to operate. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “is likely to,” “may,” “plan,” “potential,” “predict,” “projected,” “should” or “will” or the negative of such terms or other similar expressions or terminology.
By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The forward-looking statements contained in this prospectus reflect our current expectations and projections about future events and are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. The forward-looking statements contained in this prospectus speak only as of the date of this prospectus and are not guarantees of future performance and are based on numerous assumptions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our actual results of operations, financial condition and the development of events may differ materially from (and be more negative than) those made in, or suggested by, the forward-looking statements. We do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events or circumstances.
Important risks, uncertainties and other factors that could cause these differences include, but are not limited to:
•	Difficult conditions in the global economy and in the global market and uncertainties in emerging markets where we have international operations;
•
Changes in government regulations providing incentives and subsidies for renewable energy, decreases in government expenditure budgets, reductions in government subsidies or other adverse changes in laws and regulations affecting our businesses and growth plan, including reduction of our revenues in Spain, which are mainly defined by regulation through parameters that could be reviewed at the end of each regulatory period;

•	Our ability to acquire solar projects due to the potential increase of the cost of solar panels;
•	Political, social and macroeconomic risks relating to the United Kingdom’s exit from the European Union;
•	Changes in general economic, political, governmental and business conditions globally and in the countries in which we do business;
•	Challenges in achieving growth and making acquisitions due to our dividend policy;
•
Inability to identify and/or consummate future acquisitions, under the AAGES ROFO Agreement, the Abengoa ROFO Agreement or otherwise from third parties or from potential new partners, including as a result of not being able to find acquisition opportunities on favorable terms or at all;

•
Our ability to close acquisitions under our ROFO agreements with AAGES, Algonquin, Abengoa and others due to, among other things, not being offered assets that fit our portfolio, not reaching agreements on prices or, in the case of the Abengoa ROFO Agreement, the risk of Abengoa selling assets before they reach COD;

•	Our ability to identify and reach an agreement with new sponsors or partners similar to the ROFO agreements with AAGES, Algonquin or Abengoa;
•
Legal challenges to regulations, subsidies and incentives that support renewable energy sources; extensive governmental regulation in a number of different jurisdictions, including stringent environmental regulation;

•	Increases in the cost of energy and gas, which could increase our operating costs;

•	Counterparty credit risk and failure of counterparties to our offtake agreements to fulfill their obligations;
•	Inability to enter into new offtaker agreements or replace expiring or terminated offtake agreements with similar agreements;
•	New technology or changes in industry standards;
•	Inability to manage exposure to credit, interest rates, foreign currency exchange rates, supply and commodity price risks;
•	Reliance on third-party contractors and suppliers;
•	Risks associated with acquisitions and investments;
•	Deviations from our investment criteria for future acquisitions and investments;
•	Failure to maintain safe work environments;
•
Effects of catastrophes, natural disasters, adverse weather conditions, climate change, unexpected geological or other physical conditions, criminal or terrorist acts or cyber-attacks at one or more of our plants;

•	Insufficient insurance coverage and increases in insurance cost;
•	Litigation and other legal proceedings, including claims due to Abengoa’s restructuring process;
•	Reputational risk, including potential damage caused to us by Abengoa’s reputation;
•	The loss of one or more of our executive officers;
•	Failure of information technology on which we rely to run our business;
•	Revocation or termination of our concession agreements or power purchase agreements;
•	Lowering of revenues in Spain that are mainly defined by regulation;
•	Risk that the 16.5% Share Sale will not be completed;
•	Inability to adjust regulated tariffs or fixed-rate arrangements as a result of fluctuations in prices of raw materials, exchange rates, labor and subcontractor costs;
•	Exposure to electricity market conditions which can impact revenue from our renewable energy;
•	Changes to national and international law and policies that support renewable energy resources;
•	Lack of electric transmission capacity and potential upgrade costs to the electric transmission grid;
•	Disruptions in our operations as a result of our not owning the land on which our assets are located;
•	Risks associated with maintenance, expansion and refurbishment of electric generation facilities;
•	Failure of our assets to perform as expected, including Solana and Kaxu;
•	Failure to receive dividends from all project and investments, including Solana and Kaxu;
•	Failure or delay to reach the “flip-date” by Liberty Interactive Corporation in its tax equity investment in Solana;
•	Variations in meteorological conditions;
•	Disruption of the fuel supplies necessary to generate power at our efficient natural gas power generation facilities;
•	Deterioration in Abengoa’s financial condition;
•
Abengoa’s ability to meet its obligations under our agreements with Abengoa, to comply with past representations, commitments and potential liabilities linked to the time when Abengoa owned the assets, potential clawback of transactions with Abengoa, and other risks related to Abengoa;

•	Failure to meet certain covenants or payment obligations under our financing arrangements;

•	Failure to obtain pending waivers in relation to the minimum ownership by Abengoa and the cross-default provisions contained in some of our project financing agreements;
•	Failure of Abengoa to maintain existing guarantees and letters of credit under the Financial Support Agreement or failure by us to maintain guarantees;
•	Failure of Abengoa to maintain its obligations and production guarantees, pursuant to EPC contracts;
•	Changes in our tax position and greater than expected tax liability, including in Spain;
•
Conflicts of interest which may be resolved in a manner that is not in our best interests or the best interests of our minority shareholders, potentially caused by our ownership structure and certain service agreements in place with our current largest shareholder;

•	The divergence of interest between us and Abengoa, due to Abengoa’s sale of our shares;
•
Potential negative tax implications from being deemed to undergo an “ownership change” under section 382 of the Internal Revenue Code, including limitations on our ability to use U.S. NOLs to offset future income tax liability;

•	Negative implications from a potential change of control;
•	Negative implications of U.S. federal income tax reform;
•	Technical failure, design errors or faulty operation of our assets not covered by guarantees or insurance;
•	Failure to collect insurance proceeds in the expected amounts; and
•
Various other factors, including those discussed in “Risk Factors” beginning on page 9 of this prospectus and under “Item 3.D—Risk Factors” and “Item 5.A—Operating Results” in our most recent Annual Report on Form 20-F.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements or the risks facing our business. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, although nothing herein or therein should be construed as exhaustive, such factors are described in “Risk Factors” in this prospectus and in our most recent Annual Report on Form 20-F. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents incorporated herein completely and with the understanding that our actual future results may be materially different from our expectations.

PROSPECTUS SUMMARY
This summary contains a general overview of the information contained or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements and related notes, as filed with the SEC and incorporated by reference in this prospectus. You should carefully consider the information contained in or incorporated by reference in this prospectus, including the information set forth under the heading “Risk Factors” in our 2017 Annual Report on Form 20-F and our 2018 Half-Year Report on Form 6-K, which are incorporated herein by reference.
ABOUT ATLANTICA YIELD PLC
We were incorporated in England and Wales as a private limited company on December 17, 2013 under the name Abengoa Yield Limited. On March 19, 2014, the Company was re-registered as a public limited company, under the name Abengoa Yield plc. On May 13, 2016, the change of the Company´s registered name to Atlantica Yield plc was filed with the Registrar of Companies in the United Kingdom.
We are a total return company that owns, manages and acquires renewable energy, efficient natural gas, electric transmission lines and water revenue generating assets focused on North America (the United States and Mexico), South America (Peru, Chile and Uruguay) and EMEA (Spain, Algeria and South Africa).
CORPORATE INFORMATION
The address of our principal executive offices is Great West House, GW1, 17th floor, Great West Road, Brentford, United Kingdom TW8 9DF, and our phone number is +44 203 499 0465. Our website is located at https://www.atlanticayield.com/ and www.atlanticayield.co.uk. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
RATIO OF EARNINGS TO FIXED CHARGES
The Company’s ratio of earnings to fixed charges for each of the periods indicated is set forth below. We have derived the ratios of earnings to fixed charges from our historical consolidated financial statements and the following summary is qualified in its entirety by reference to our 2017 Annual Report on Form 20-F, our 2018 Half-Year Report on Form 6-K and the financial statements and related notes and information contained therein.
Six Months Ended June 30, 2018	Year Ended December 31,
	2017	2016	2015	2014	2013
1.6	1.1	1.1	0.5(2)	0.8(2)	0.6(1)(2)
(1)
Atlantica Yield plc was originally incorporated in December 2013. The historical financial data used to determine our ratio of earnings to fixed charges for the year ended December 31, 2013 has been derived from the audited combined financial statements of our predecessor.

(2)
Earnings were inadequate to cover fixed charges by $159.3 million for the year ended December 31, 2015, $39.3 million for the year ended December 31, 2014 and by $81.1 and million for the year ended December 31, 2013.

RISK FACTORS
An investment in securities involves a high degree of risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:
•	the information contained or incorporated by reference into this prospectus;
•	the information contained or incorporated by reference into any prospectus supplement relating to specific offerings of securities;
•	the risks described in our most recent Annual Report on Form 20-F for our most recent fiscal year, which is incorporated by reference into this prospectus; and
•	other risks and other information that may be contained in, or incorporated by reference from, other filings that we make with the SEC.
The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occur, our business, financial condition or results of operations would likely suffer. You should consider carefully the risk factors identified above and in any report on Form 6-K filed subsequent hereto to the extent that the forms we file expressly state that we incorporate them (or such portions) by reference in this prospectus, as well as other information in or incorporated by reference in this prospectus and any prospectus supplement, before purchasing any of our securities.

USE OF PROCEEDS
Unless the applicable prospectus supplement otherwise indicates, the net proceeds from the sale of securities offered by the Company pursuant to this prospectus will be used for general corporate purposes. General corporate purposes may include working capital, acquisitions, retirement of debt, investment in our subsidiaries and other business purposes.

RATIO OF EARNINGS TO FIXED CHARGES
The Company’s ratio of earnings to fixed charges for each of the periods indicated is set forth below. We have derived the ratios of earnings to fixed charges from our historical consolidated financial statements and the following summary is qualified in its entirety by reference to our 2017 Annual Report on Form 20-F, our 2018 Half-Year Report on Form 6-K and the financial statements and related notes and information contained therein. The information set forth below is prepared in accordance with IFRS as issued by the IASB and should be read in conjunction with our consolidated financial statements, including the notes thereto, and the other financial information included or incorporated by reference herein.
Six Months Ended June 30, 2018	Year Ended December 31,
	2017	2016	2015	2014	2013
1.6	1.1	1.1	0.5(2)	0.8(2)	0.6(1)(2)
(1)
Atlantica Yield plc was originally incorporated in December 2013. The historical financial data used to determine our ratio of earnings to fixed charges for the year ended December 31, 2013 has been derived from the audited combined financial statements of our predecessor.

(2)
Earnings were inadequate to cover fixed charges by $159.3 million for the year ended December 31, 2015, $39.3 million for the year ended December 31, 2014 and by $81.1 and million for the year ended December 31, 2013.

We have computed the ratios of earnings to fixed charges set forth above by dividing earnings by fixed charges. For the purpose of computing the ratio of earnings to fixed charges, earnings were calculated by (a) adding (i) pre-tax income from continuing operations before adjustment for income or loss from equity investees; (ii) fixed charges; (iii) amortization of capitalized interest; (iv) distributed income of equity investees; and (v) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges and (b) subtracting (i) interest capitalized; (ii) preference security dividend requirements of consolidated subsidiaries; and (iii) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.
The ratio of earnings to fixed charges is a ratio that we are required to present in this prospectus in accordance with SEC rules and regulations. This ratio is different from the ratios that we are required to maintain under our credit facilities and may not be a ratio used by investors to evaluate our overall operating performance. In addition, for the purpose of computing the ratio of earnings to fixed charges, earnings (as defined above) are based on our pre-tax income from continuing operations in our consolidated financial statements, which are prepared in accordance with IFRS as issued by the IASB. As such, the earnings typically include non-cash revaluation gains or losses with respect to measuring investment properties and certain financial instruments, including financial derivatives, in the financial statements at their fair values. Accordingly, earnings (as defined above) do not represent recurring earnings and do not necessarily represent our net cash flows generated by current operations.

DESCRIPTION OF ORDINARY SHARES
The following description of our share capital is a summary of the material terms of our articles of association (the “Articles”) and applicable provisions of law. We have summarized certain portions of the Articles below. The Articles are incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part. You should read the Articles for the provisions that are important to you.
SHARE CAPITAL
Our share capital is $10,022,000 divided into approximately 100,217,260 ordinary shares, completely subscribed and disbursed and having a nominal value of $0.10 per share, all in the same class and series.
On June 18, 2014, Atlantica Yield closed its initial public offering issuing 24,850,000 ordinary shares. The shares were sold at a price of $29 per share and as a result the Company raised $720,650,000 of gross proceeds. The Company recorded $2,485,000 as Share Capital and $682,810,000 as Additional Paid in Capital, included in Atlantica Yield reserves as of December 31, 2016, corresponding to the total net proceeds of the offering. The underwriters further purchased 3,727,500 additional shares from the selling shareholder, a subsidiary wholly owned by Abengoa, at the public offering price less fees and commissions to cover over-allotments driving the total proceeds of the offering to $828,748,000. Atlantica Yield’s shares began trading on the NASDAQ Global Select Market under the symbol “ABY” on June 13, 2014. The symbol changed to “AY” on November 11, 2017. On January 22, 2015, Abengoa closed an underwritten public offering and sale in the United States of 10,580,000 of ordinary shares of the Company for total proceeds of $327,980,000 (or $31 per share). As a result of such offering, Abengoa reduced its stake in the Company from 64.3% to 51.1% of its shares. On May 14, 2015 Atlantica Yield issued 20,217,260 new shares at $33.14 per share, which was based on a 3% discount versus the May 7, 2015 closing price. Abengoa subscribed for 51% of the newly-issued shares and maintained its previous stake in Atlantica Yield. The proceeds were primarily used by Atlantica Yield to finance asset acquisitions in May and June 2015. On July 14, 2015, Abengoa sold 2,000,000 shares of Atlantica Yield under Rule 144, reducing its stake to 49.1%. On March 5, 2015, Abengoa sold an aggregate of $279 million of principal amount of exchangeable notes due 2017, or the Exchangeable Notes. The Exchangeable Notes are exchangeable, at the option of their holders, for ordinary shares of Atlantica Yield. As of September 23, 2016, the date of the most recent public information, according to publicly available information, Abengoa had delivered an aggregate of 7,595,639 shares of the Company to holders that exercised their option to exchange Exchangeable Notes. As a result, Abengoa held 41.47% of our ordinary shares as of that date. In addition, as of September 23, 2016, there were 16,475.61 shares of the Company subject to delivery to holders of the Exchangeable Notes upon exchange of the outstanding Exchangeable Notes. On November 1, 2017, Algonquin entered into an agreement to purchase 25,054,315 shares from Abengoa, which closed on March 9, 2018. On November 1, 2017, Algonquin and Abengoa also entered into an option and right of first refusal agreement with respect to the 16,503,348 additional ordinary shares of the Company held indirectly by Abengoa, which we refer to as the “Option Agreement.” Under the Option Agreement, as amended, Algonquin had a right to acquire the remaining 16.47% aggregate equity interest in the Company held indirectly by Abengoa, which it exercised on April 17, 2018 for a total purchase price of approximately $345 million at a price of $20.90 per share. Following satisfaction of the closing conditions and consummation of the transaction, Abengoa will no longer hold equity interest in the Company.
SHARES NOT REPRESENTING CAPITAL
None.

SHARES HELD BY THE COMPANY
We are not permitted under English law to hold our own shares unless they are repurchased by us and held in treasury.
HISTORY OF SHARE CAPITAL
The following table presents the history of our share capital as of the end of each of our last three fiscal years:
	December 31,
	2017	2016	2015
Shares	100,217,260	100,217,260	100,217,260
MEMORANDUM AND ARTICLES OF ASSOCIATION
Objects and Purposes
We were incorporated in England and Wales as a private limited company on December 17, 2013 under the name Abengoa Yield Limited, registered number 8818211. On March 19, 2014, we re-registered as a public limited company, under the name Abengoa Yield plc. On January 7, 2016, we changed our corporate brand to Atlantica Yield. At our annual shareholders meeting held in May 2016, we changed our legal name to Atlantica Yield plc. The Companies Act abolishes the need for an objects clause and, as such, our objects are unrestricted.
Disclosure of Personal Interests of an Office Holder
The Companies Act requires that an office holder disclose to the Company any personal interest that he or she may have, and all related material information and documents known to him or her, in connection with any existing or proposed transaction by the Company. The disclosure is required to be made promptly and in any event, no later than at the board of directors meeting in which the transaction is first discussed.
Directors
Subject to the provisions of the Articles, the directors may meet for the dispatch of business and adjourn and otherwise regulate its proceedings as they think fit. Unless and until in a general meeting the shareholders of the Company determine otherwise, the number of directors of the Company shall not be less than 7 nor more than 13 in number.
The quorum necessary for the transaction of business of the directors may be fixed from time to time by the directors and unless so fixed at any other number shall be a number equal to at least half of the directors appointed from time to time. A meeting of the directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the directors. A director is not counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.
The directors of the Company may in accordance with the Articles, and the provisions of the Companies Act, authorize a matter proposed to the Company that would, if not authorized, involve a breach by a director of his duty under section 175 of the Companies Act to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict with the interests of the Company. A director is not required, by reason of being a director (save as otherwise agreed by such director), to account to the Company for any benefit which the director (or a person connected with the director) derives from any such matter authorized by the directors. Any contract, transaction or arrangement relating to such matter shall not be liable to be avoided on the grounds of any such benefit.
Sections 177 and 182 of the Companies Act require any transaction or arrangement with the Company in which a director has an interest (proposed or existing) to be declared, not only those that are extraordinary transactions or arrangements.
A director may not vote at a meeting of the board of directors or of a committee of the board of directors on any resolution in respect of any contract, transaction, or arrangement, or any other proposal in which he has (either alone or together with any person connected with him, as provided in the Companies Act) an interest other than in the circumstances set out below. A director shall not be counted in the quorum at a meeting of the directors in relation to any resolution in which the director is not entitled to vote.

Subject to the provisions of the Companies Act, a director is entitled to vote and be counted in the quorum in respect of any resolution concerning any contract, transaction or arrangement or any other proposal (inter alia):
•	in which he has an interest of which he is not aware or which cannot reasonably be regarded as likely to give rise to a conflict of interest;
•	in which he has an interest only by virtue of interests in the Company’s shares, debentures or other securities or otherwise in or through the Company;
•
which involves the giving of any security, guarantee or indemnity to the director or any other person in respect of obligations incurred by him or any other person for the benefit of the Company or a debt or other obligation of the Company for which the director has assumed responsibility under a guarantee or indemnity or by the giving of security;

•
concerning an offer of securities by the Company or any of its subsidiary undertakings in which he is or may be entitled to participate as a holder of securities or as an underwriter or sub-underwriter;

•
concerning any other body corporate, provided that he and any connected persons do not own or have a beneficial interest in one percent or more of any class of share capital of such body corporate, or of the voting rights available to the members of such body corporate;

•
relating to an arrangement for the benefit of employees or former employees which does not award him any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates;

•	concerning the purchase or maintenance of insurance for any liability for the benefit of directors;
•	concerning the giving of indemnities in favor of the directors; or
•
concerning the funding of expenditure by any director or directors (i) on defending criminal, civil or regulatory proceedings or actions against him or them, (ii) in connection with an application to the court for relief, (iii) on defending him or them in any regulator investigations, or (iv) incurred doing anything to enable him to avoid incurring such expenditure.

Any director (including the director that has the conflict) may propose that such conflicted director be authorized in relation to any matter which is the subject of such a conflict. The director with the conflict will not count towards the quorum at the meeting at which the conflict is considered and may not vote on any resolution authorizing the conflict. Where the board of directors gives authority in relation to such a conflict, the board of directors may impose such terms on the relevant director as it deems appropriate.
Each of our directors and other officers may be indemnified by us against all costs, charges, losses, expenses and liabilities incurred by such director or officer in the execution or discharge of his or her duties or in relation to those duties. The Companies Act renders void an indemnity for a director against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director. We have insurance for our directors regarding negligence, default, breach of trust and breach of duty under the terms allowed under the Companies Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Appointment of Directors
The Companies Act requires that a resolution approving provisions to appoint a director for a period of more than two years must not be passed unless a memorandum setting out the proposed contract incorporating the provision is made available to members: in the case of a resolution at a meeting, by being made available for inspection by members of the company both (i) at the company’s registered office for not less than 15 days ending with the date of the meeting, and (ii) at the meeting itself.
Subject to certain minimum thresholds in terms of their shareholdings, each shareholder shall be entitled to appoint a number of directors in proportion to their shareholding. However, no shareholder shall be entitled to appoint more than half of the directors plus one.

Effective from October 1, 2013, quoted companies must obtain a binding vote of shareholders on remuneration policy at least once every three years and an advisory vote on an implementation report on how the remuneration policy was implemented in the relevant financial year.
The ordinary remuneration of the directors shall be determined by the directors.
Any director who holds any other office in our Company (including for this purpose the office of chairman or deputy chairman, whether or not such office is held in an executive capacity), or who serves on any committee of the directors, or who otherwise performs, or undertakes to perform, services which in the opinion of the directors are outside the scope of the ordinary duties of a director, may be paid such additional remuneration (whether by way of fixed sum, bonus commission, participation in profits or otherwise) or may receive such other benefits as the directors may determine.
Directors’ Borrowing Powers
Subject to the provisions of the Articles and the Companies Act, the directors may exercise all the powers of the Company to borrow money, mortgage or charge all or any part or parts of its undertaking, property and uncalled capital, and issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.
Removal of Directors
The Company may, by ordinary resolution of which special notice has been given, remove any director and elect another person in place of such director.
Retirement of Directors
Each director shall retire at the annual general meeting held in the third calendar year following the year in which he was elected or last re-elected by the Company or such shorter period as the directors may determine. In addition, each director (other than the Chairman and any director holding an executive office) shall also be required to retire at each annual general meeting following the ninth anniversary on the date on which he was elected by the Company. A director who retires at any annual general meeting shall be eligible for election or re-election unless the directors resolve otherwise not later than the date of the notice of such annual general meeting.
When a director retires at an annual general meeting in accordance with the Articles, the Company may, by ordinary resolution at the meeting, fill the office being vacated by re-electing the retiring director. In the absence of such a resolution, the retiring director shall nevertheless be deemed to have been re-elected, except in the cases identified by the Articles.
Termination of Office
The office of a director of the Company shall be terminated if:
(i)	subject to the provisions of the Companies Act, the shareholder who appointed the relevant director of the Company elects to terminate the office of such director;
(ii)	the director of the Company becomes prohibited by law or (if applicable) the NASDAQ Rules from acting as a director or ceases to be a director by virtue of any provision of the Companies Act;
(iii)	the Company has received notice of the director’s resignation or retirement from office and such resignation or retirement from office has taken effect in accordance with its terms;
(iv)	the director has retired at an annual general meeting in accordance with the Articles;
(v)
the director has a bankruptcy order made against him/her, compounds with his/her creditors generally or applies to the court for an interim order under the UK Insolvency Act 1986 in connection with a voluntary arrangement under that Act or any analogous event occurs in relation to the director in another country;

(vi)
an order is made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for the director’s detention or for the appointment of another person (by whatever name called) to exercise powers with respect to the director’s property or affairs;

(vii)	the director is absent from meetings of the directors for three months without permission and the directors have resolved that the director’s office be vacated;
(viii)	notice of termination is served or deemed served on the director and that notice is given by a majority of directors for the time being; or
(ix)
in the case of a director other than the chairman and any director holding an executive office, if the directors resolve to require the director to resign and the director fails to do so within 30 days of notification of such resolution being served or deemed served on the director.

Share Qualification of Directors
A director shall not be required to hold any shares of the Company by way of qualification. A director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.
Rights Attached to Our Shares
As of August 6, 2018, our shares have attached to them full voting, dividend and capital distribution (including winding up) rights. However, our shares do not confer any rights of redemption.
Without prejudice to any rights attached to any existing shares, the Company may issue shares with such rights or restrictions as determined either by the Company by ordinary resolution or, if the Company passes a resolution to authorize them, the directors. The Company may also issue shares which are, or are liable to be, redeemed at the option of the Company or the holder.
Dividend Rights. Our Articles provide that the Company may, by ordinary resolution, declare final dividends to be paid to its shareholders in accordance with their respective rights. However, no dividend shall be declared unless it has been recommended by the directors and does not exceed the amount recommended by the directors.
If the directors believe that the profits of the Company justify such payment, they may pay fixed dividends on any class of shares where the fixed dividend is payable on fixed dates. They may also pay interim dividends on shares of any class in amounts and on dates and periods as they think fit. Provided the directors act in good faith, they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment of dividends on any other class of shares having rights ranking equally with or behind those shares.
Unless the share rights otherwise provide, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid, and apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid.
Any unclaimed dividends may be invested or otherwise applied for the benefit of the Company until they are claimed. If any dividend is unclaimed for 12 years from the date on which it was declared or became due for payment, the person who was otherwise entitled to it shall cease to be entitled and the Company may keep that sum. In addition, the Company will not be considered a trustee with respect to the amount of any payment into a separate account by the directors of any unclaimed dividend or other sum payable on or in respect of a share of the Company.
The Company may cease to send any check or other means of payment by post for any dividend on any shares which is normally paid in that manner if in respect of at least two consecutive dividends payable on those shares, the check, warrant or order has been returned undelivered or remains uncashed but, subject to the provisions of these Articles, shall recommence sending checks, warrants or orders in respect of the dividends payable on those shares if the holder of or person entitled to them claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.
The directors may, if authorized by ordinary resolution, offer to shareholders the right to elect to receive, in lieu of a dividend, an allotment of new shares credited as fully paid.
Voting Rights. Subject to the provisions in the Articles and any special rights or restrictions as to voting attached to any shares or class of shares of the Company, at a general meeting, voting on each and every resolution shall be taken by way of a poll.
As such, every member present in person or by proxy has one vote for every share held by him, as per the Articles.
A proxy shall not be entitled to vote where the member appointing the proxy would not have been entitled to vote on the resolution had he been present in person.

In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names appear in the register of the Company in respect of the joint holding.
The actions necessary to change the rights of holders of the shares are as follows: the rights of the shareholders would need to be altered by way of a special resolution requiring 75% vote of the shareholders who are present and voting in person or by proxy. In order to change the rights of a separate class of shares, it will require such a vote by shareholders of that class of shares.
Liquidation Rights. In the event of our liquidation, subject to applicable law, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of shares in proportion to their respective holdings. This liquidation right may be affected by the grant of preferential dividends or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.
Redemption Provisions. We may, subject to applicable law and to our Articles, issue redeemable preference shares and redeem the same.
Capital Calls. Under our Articles and the Companies Act, the liability of our shareholders is limited to the nominal (par) value of the shares held by them.
Subject to the terms of allotment of the shares of the Company, the directors of the Company may make a call on our shareholders to pay up any nominal value or share premium outstanding by giving them notices of such call. A shareholder must pay to the Company the amount called on his shares but is not required to do so until 14 days have passed since the notice of call was sent. If a shareholder fails to pay any part of a call, the directors may serve further notice naming another day not being less than seven days from the date of the further notice requiring payment and stating that in the event of non-payment the shares on which the call has been made will be liable to be forfeited. Subsequent forfeiture requires a resolution by the directors. As part of the initial public offering, the nominal value and share premium of all shares will be fully paid.
Transfer of Shares. Fully-paid shares are issued in registered form and may be transferred pursuant to our Articles, unless such transfer is restricted or prohibited by another instrument and subject to applicable securities laws.
Transfers of uncertificated shares may be effected by means of a relevant system (i.e., NASDAQ Global Select Market) unless the NASDAQ Regulations or the UK Uncertificated Securities Regulations 2001 (also known as the CREST Regulations) provide otherwise.
Preemptive Rights. In certain circumstances, our shareholders have preemptive rights under the Companies Act with respect to new issuances of equity securities.
Modification of Rights
Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may be varied or abrogated either with the written consent of the holders of three-quarters in nominal value of the issued shares of the class (excluding shares held as treasury shares) or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class (but not otherwise), and may be so varied or abrogated either while the Company is a going concern or during or in contemplation of a winding-up.
The special rights attached to any class of shares will not, unless otherwise expressly provided by the terms of issue, be deemed to be varied by (i) the creation or issue of further shares ranking, as regards participation in the profits or assets of the Company, in some or all respects equally with them but in no respect in priority to them, or (ii) the purchase or redemption by the Company of any of its own shares.
Shareholders’ Meetings and Resolutions
An annual general meeting shall be held in each period of six months beginning with the day following the Company’s accounting reference date, at such place or places, date and time as may be decided by the directors.
The directors may, whenever they think fit, call a general meeting. The directors are required to call a general meeting once the Company has received requests from its members to do so in accordance with the Companies Act.
Notice of general meetings shall include all information required to be included by the Companies Act and shall be given to all members other than those members who are not entitled to receive such notices from the Company under the provisions of the Articles. The Company may determine that only those persons entered on the Register at the close of business on a day decided by the Company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice.
For the purposes of determining which persons are entitled to attend or vote at a meeting, and how many votes such persons may cast, the Company must specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting. The directors may in their discretion resolve that, in calculating such period, no account shall be taken of any part of any day that is not a working day (within the meaning of Section 1173 of the Companies Act).
No business other than the appointment of a chairman of the meeting shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. The necessary quorum at a general meeting shall be two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorized representative of a corporation which is a member (including for this purpose two persons who are proxies or corporate representatives of the same member).
The directors may require attendees to submit to searches or put in place such arrangements or restrictions as they think fit to ensure the safety and security of attendees at a general meeting. Any member, proxy or other person who fails to comply with such arrangements or restrictions may be refused entry to, or removed from, the general meeting.
The directors may decide that a general meeting shall be held at two or more locations to facilitate the organization and administration of such meeting. A member present in person or by proxy at the designated “satellite” meeting place may be counted in the quorum and may exercise all rights that they would have been able to exercise if they had been present at the principal meeting place. The directors may make and change from time to time such arrangements as they shall in their absolute discretion consider appropriate to:
•	ensure that all members and proxies for members wishing to attend the meeting can do so;
•	ensure that all persons attending the meeting are able to participate in the business of the meeting and to see and hear anyone else addressing the meeting;
•	ensure the safety of persons attending the meeting and the orderly conduct of the meeting; and
•	restrict the numbers of members and proxies at any one location to such number as can safely and conveniently be accommodated there.
Limitation on Owning Securities
Our Articles do not restrict in any way the ownership or voting of our shares by non-residents. Furthermore, there is no longer an obligation of a shareholder of a U.K. company which is a non-listed (in the U.K. or EU) company to voluntarily disclose his shareholding unless, required to do so by the company. If the company serves a demand on a person under section 793 to the Companies Act, that person will be required to disclose any interest he has in the shares of the company.
Change in Control
We can issue additional shares with any rights or restrictions attached to them as long as they are not restricted by any rights attached to existing shares. These rights or restrictions can be decided by the directors so long as there is no conflict with the Articles or any resolution passed by the shareholders. The ability of the directors to issue shares with rights or restrictions that are different than those attached to the currently outstanding shares could have the effect of delaying, deferring or preventing change of control of our Company.
We may in the future be subject to the U.K. City Code on Takeovers and Mergers, or the Code, which is not binding on the Company at the present time. The Code applies, among other things, to an offer for a public company whose registered office is in the U.K. and whose securities are not admitted to trading on a regulated market in the United Kingdom if the company is considered by the Panel on Takeovers and Mergers, or the Panel, to have its place of central management and control in the U.K. This is known as the “residency test.” The test for central management and control under the Code is different from that used by the UK tax authorities. In the event the Panel determines the Company is subject to the Code, any person who (i) acquires an interest in our shares which, when taken together with shares in which that person and its concert parties (as defined under the Code) are interested, carries 30% or more of the voting rights of our shares, or who (ii) together with its concert parties, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the Company and who acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, in both cases, would be required (except with the consent of the Panel), together with its concert parties, if any, to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.
EXCHANGE LISTING
Our shares are listed on the NASDAQ Global Select Market under the symbol “AY.”
TRANSFER AGENT AND REGISTRAR
The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.
We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible into equity. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms and to the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.
The debt securities offered hereby will be issued under one or more separate indentures between us and a designated trustee to be named in the indenture. The indenture will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended.
GENERAL
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors (and with respect to debt securities convertible into equity pursuant to an authorization or a resolution by the general meeting) and detailed or determined in the manner provided in a board of directors’ resolution, an officer’s certificate or by a one or more separate indentures. The particular terms of each series of debt securities that we may offer pursuant to this prospectus will be described in a prospectus supplement relating to the series, including any pricing supplement. These terms may include the following:
•	the title, initial offering price and principal aggregate amount of the debt securities;
•	whether the debt securities will be senior, subordinated or junior subordinated;
•	whether the debt securities will be secured or unsecured;
•	whether the debt securities are convertible or exchangeable into other securities;
•	the percentage or percentages of principal amount at which such debt securities will be issued;
•	authorized denominations;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest and the right, if any, to extend the maturity of the debt securities, the date or dates from which interest will accrue or the method for determining dates on which interest will accrue, the date or dates on which interest will commence and any regular record date for the interest payable on any interest payment date;

•	the person to whom any interest on the debt securities will be payable;
•	the date or dates on which we will pay the principal on the debt securities;
•	redemption or early repayment provisions;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any material covenants applicable to the particular debt securities being issued;
•	any defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;
•	any applicable subordination provisions for any subordinated debt securities;
•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
•	the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;
•	the securities exchange(s) on which the securities will be listed, if any;
•	whether any underwriter(s) will act as market maker(s) for the securities;
•	the extent to which a secondary market for the securities is expected to develop;
•	our obligations or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	provisions relating to covenant defeasance and legal defeasance;
•	provisions relating to satisfaction and discharge of the indenture;
•	provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture; and
•	the law that will govern the indenture and debt securities.
We may issue debt securities that are exchangeable and/or convertible into shares of our ordinary shares. The terms, if any, on which the debt securities may be exchanged for and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of ordinary shares or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement. Neither the trustee nor the conversion agent shall have any duty to verify calculations respecting conversions. All such calculations shall be performed by us and our agents. Neither the trustee nor the conversion agent shall have any liability for not verifying our calculations and shall be entitled to rely upon them.
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.K. and U.S. federal income tax considerations and any other special considerations applicable to any of the related debt securities. For any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.
GLOBAL SECURITIES
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon holders of beneficial interests in a global security will be described in the applicable prospectus supplement.
GOVERNING LAW
Unless we inform you otherwise in the applicable prospectus supplement, any indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms of the warrants that will be filed with the SEC in connection with the offering of such warrants.
GENERAL
We may issue warrants to purchase any of our securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and the investor, a bank, a trust or other warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered, including:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued and exercised; the currency or currencies in which the price of such warrants will be payable;
•	the designation and terms of the securities purchasable upon exercise of such warrants;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•
the number or principal amount of securities that may be purchased upon exercise of warrants (including, if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time) and the price at which such securities may be purchased upon exercise;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable; information with respect to book-entry procedures, if any;
•	any material United Kingdom and United States federal income tax consequences;
•	the anti-dilution provisions of the warrants, if any;
•	if applicable, redemption or call provisions;
•	terms, procedures and limitations relating to the exchange and exercise of such warrants; and
•	any other material terms of the warrants.

FORM OF SECURITIES
Each debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt security or warrant represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
GLOBAL SECURITIES
Registered Global Securities. We may issue the registered debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security.

None of Atlantica Yield, the trustees or the warrant agents, or any other agent of Atlantica Yield, agent of the trustees or agent of the warrant agents, will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

TAXATION
Material United Kingdom and United States federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement related to those securities.

PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold from time to time in one or more of the following ways (or in any combination thereof):
•	through one or more underwriters or dealers on a firm commitment or agency basis;
•	through put or call option transactions relating to the securities;
•	through other broker-dealers (acting as agent or principal);
•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;
•	through any other method permitted pursuant to applicable law;
•	through agents; or
•	through a combination of any such methods of sale.
At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth:
•	the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us;
•	the aggregate amount of securities covered by this prospectus being offered and the purchase price thereof, including the proceeds to be received by us, if any; and
•	additional information as required to be included therein.
Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on NASDAQ or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
UNDERWRITERS, BROKER-DEALERS AND OTHER AGENTS
Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
To facilitate any offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than the Company sold to them. In these circumstances, these persons would cover such overallotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.
DIRECT SALES AND INSTITUTIONAL INVESTORS
We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act or in another transaction exempt from or not subject to the registration requirements of the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.
If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers from certain types of institutional investors to purchase the offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.
Any person participating in the distribution of securities registered under the Registration Statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.
To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.
We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus. In addition, underwriters and agents may be customers of, engage in transactions with or perform services for us and out affiliates in the ordinary course of business.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the Securities and certain legal matters in connection with this prospectus relating to New York law will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP and relating to English law will be passed upon by Skadden, Arps, Slate, Meagher & Flom (UK) LLP.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2017, and the effectiveness of Atlantica Yield plc’s internal control over financial reporting, have been audited by Deloitte S.L., an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Myah Bahr Honaine S.p.a. (a subsidiary of the Company) incorporated in this prospectus by reference from Atlantica Yield plc’s Annual Report on Form 20-F for the year ended December 31, 2017 have been audited by Deloitte Algerie S.á.r.l., an independent-auditor, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the fact that the accompanying statements of income, comprehensive income, changes in equity and cash flows of Myah Bahr Honaine S.p.a. for the year ended December 31, 2015, were not audited, reviewed, or compiled by Deloitte Algerie S.á.r.l. and, accordingly, they do not express an opinion or any other form of assurance with respect to those statements). Such financial statements have been so incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Ordinary Shares
Atlantica Sustainable Infrastructure plc
PRELIMINARY PROSPECTUS SUPPLEMENT
BofA Securities

CIBC Capital Markets

MUFG
December  , 2020